Calculation of Filing Fee Tables
S-3
Strategy Inc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Variable Rate Series A Perpetual Stretch Preferred Stock, $0.001 par value per share	457(o)			$ 21,000,000,000.00	0.0001381	$ 2,900,100.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 21,000,000,000.00		$ 2,900,100.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 2,807,796.96
			Net Fee Due:						$ 92,303.04
Offering Note
[1]	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price and Rule 457(r) under the Securities Act. In accordance with Rules 465(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee with respect to an indeterminate amount of the registrant's Variable Rate Series A Perpetual Stretch Stock, $0.001 par value per share (the "STRC Stock") being registered under Registration Statement No. 333-284510 filed with the Securities and Exchange Commission on January 27, 2025 (the "Registration Statement") as may from time to time be offered under the Registration Statement at indeterminate prices.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Strategy Inc	S-3	333-284510	03/10/2025		$ 2,807,796.96	Equity	8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share		$ 20,331,621,707.44
Fee Offset Sources	2	Strategy Inc	S-3	333-284510		03/10/2025						$ 2,809,041.33
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On March 10, 2025, the registrant filed a prospectus supplement with the Securities and Exchange Commission under the Registration Statement relating to the offering of shares of its 8.00% Series A Perpetual Strike Preferred Stock (the "STRK Stock") that were able to be issued and sold from time to time under a Sales Agreement, dated March 10, 2025, with the sales agents named therein (the "Prior STRK Sales Agreement", and such offering, the "Prior STRK ATM Offering"). The Prior STRK Sales Agreement and the Prior STRK ATM Offering were terminated effective as of November 4, 2025. Prior to such termination, the registrant had sold $659,367,643.36 of shares of STRK Stock under the Prior STRK ATM Offering and the balance of $20,340,632,356.64 (the "Unsold STRK Stock") of shares of STRK Stock registered for offer and sale in the Prior STRK ATM Offering remained unsold at the termination, with respect to which the registrant previously paid a filing fee of $3,114,150.82 (the "Prior STRK Fee Offset"). On November 4, 2025, the registrant entered into an Omnibus Sales Agreement with the sales agents named therein (the "Omnibus Sales Agreement") and filed a prospectus supplement annex relating to the offering of shares of STRK Stock having an aggregate offering price of up to $20,340,632,356.64 pursuant to the Omnibus Sales Agreement (the "Consolidated STRK ATM Offering"), and the registrant applied $2,809,041.33 of the Prior STRK Fee Offset to the registration of such shares of STRK Stock. On March 23, 2026, the registrant and the sales agents under the Omnibus Sales Agreement entered into an Additional Program Addendum to the Omnibus Sales Agreement that terminated the Consolidated STRK ATM Offering and provided for a new offering of shares of STRK Stock under the Omnibus Sales Agreement, and on March 23, 2026 the registrant filed a prospectus supplement annex related to the offering of shares of STRK Stock having an aggregate price of up to $2,100,000,000. As of the date of such termination, $20,331,621,707.44 of shares of STRK Stock remained unsold under the Consolidated STRK ATM Offering, with respect to which the registrant previously paid a filing fee of $2,807,796.96 (the "Current STRK Fee Offset"). The registrant is applying all of the Current STRK Fee Offset to the registration of shares of STRC Stock pursuant to this prospectus supplement annex in accordance with Rule 457(p) under the Securities Act.

Offset Note
[2]	On March 10, 2025, the registrant filed a prospectus supplement with the Securities and Exchange Commission under the Registration Statement relating to the offering of shares of its 8.00% Series A Perpetual Strike Preferred Stock (the "STRK Stock") that were able to be issued and sold from time to time under a Sales Agreement, dated March 10, 2025, with the sales agents named therein (the "Prior STRK Sales Agreement", and such offering, the "Prior STRK ATM Offering"). The Prior STRK Sales Agreement and the Prior STRK ATM Offering were terminated effective as of November 4, 2025. Prior to such termination, the registrant had sold $659,367,643.36 of shares of STRK Stock under the Prior STRK ATM Offering and the balance of $20,340,632,356.64 (the "Unsold STRK Stock") of shares of STRK Stock registered for offer and sale in the Prior STRK ATM Offering remained unsold at the termination, with respect to which the registrant previously paid a filing fee of $3,114,150.82 (the "Prior STRK Fee Offset"). On November 4, 2025, the registrant entered into an Omnibus Sales Agreement with the sales agents named therein (the "Omnibus Sales Agreement") and filed a prospectus supplement annex relating to the offering of shares of STRK Stock having an aggregate offering price of up to $20,340,632,356.64 pursuant to the Omnibus Sales Agreement (the "Consolidated STRK ATM Offering"), and the registrant applied $2,809,041.33 of the Prior STRK Fee Offset to the registration of such shares of STRK Stock. On March 23, 2026, the registrant and the sales agents under the Omnibus Sales Agreement entered into an Additional Program Addendum to the Omnibus Sales Agreement that terminated the Consolidated STRK ATM Offering and provided for a new offering of shares of STRK Stock under the Omnibus Sales Agreement, and on March 23, 2026 the registrant filed a prospectus supplement annex related to the offering of shares of STRK Stock having an aggregate price of up to $2,100,000,000. As of the date of such termination, $20,331,621,707.44 of shares of STRK Stock remained unsold under the Consolidated STRK ATM Offering, with respect to which the registrant previously paid a filing fee of $2,807,796.96 (the "Current STRK Fee Offset"). The registrant is applying all of the Current STRK Fee Offset to the registration of shares of STRC Stock pursuant to this prospectus supplement annex in accordance with Rule 457(p) under the Securities Act.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $21,000,000,000.00. The prospectus is a final prospectus for the related offering.